Exhibit 99.1

Monroe Capital Corporation BDC Announces Third Quarter Results

CHICAGO, IL, November 6, 2018 -- Monroe Capital Corporation (Nasdaq: MRCC) (“Monroe”) today announced its financial results for the third quarter ended September 30, 2018.

Except where the context suggests otherwise, the terms “Monroe,” “we,” “us,” “our,” and “Company” refer to Monroe Capital Corporation.

Third Quarter 2018 Financial Highlights

•	Net investment income of $7.7 million, or $0.38 per share

•	Adjusted Net Investment Income (a non-GAAP measure described below) of $7.7 million, or $0.38 per share

•	Net decrease in net assets resulting from operations of $1.0 million, or ($0.05) per share
•	Net asset value (“NAV”) of $264.8 million, or $12.95 per share

•	Completed public debt offering of $69.0 million in aggregate principal amount of 5.75% notes due in 2023

•	Paid quarterly dividend of $0.35 per share on September 28, 2018

•	Current annual cash dividend yield to shareholders of approximately 11.1% (1)

(1)	Based on an annualized dividend and closing share price as of November 5, 2018.

Chief Executive Officer Theodore L. Koenig commented, “We are pleased to report another quarter of consistent net investment income, with Adjusted Net Investment Income of $0.38 per share, representing the 18th straight quarter where per share Adjusted Net Investment Income met or exceeded our quarterly per share dividend. We have also made our 24th consecutive quarterly dividend payment to our shareholders without any reduction in our distributions. As of quarter end, our portfolio totaled $482.3 million in investments at fair value, which represented a slight decrease in the portfolio since the end of the second quarter primarily as a result of significant prepayment activity. However, since the end of the quarter we have added approximately $30.3 million of investments to the portfolio, net of prepayments. During the quarter we completed a public debt offering, which generated net proceeds of approximately $66.4 million. This debt raise combined with our available capacity on our revolving credit facility will allow us to continue to grow our portfolio, including our MRCC Senior Loan Fund joint venture, increase our regulatory debt leverage and create long term value for our shareholders.”

Monroe Capital Corporation is the business development company affiliate of the award winning private debt investment firm and lender, Monroe Capital LLC.

Selected Financial Highlights

(in thousands, except per share data)

	September 30, 2018	June 30, 2018
Consolidated Statements of Assets and Liabilities data:	(unaudited)
Investments, at fair value	$482,293	$498,235
Total assets	$499,074	$513,603
Net asset value	$264,752	$270,708
Net asset value per share	$12.95	$13.35

	For the quarter ended
	September 30, 2018	June 30, 2018
Consolidated Statements of Operations data:	(unaudited)
Net investment income	$7,726	$7,906
Adjusted net investment income (1)	$7,726	$7,906
Net gain (loss)	$(8,719)	$(3,626)
Net increase (decrease) in net assets resulting from operations	$(993)	$4,280

Per share data:
Net investment income	$0.38	$0.39
Adjusted net investment income (1)	$0.38	$0.39
Net gain (loss)	$(0.43)	$(0.18)
Net increase (decrease) in net assets resulting from operations	$(0.05)	$0.21

(1)	See Non-GAAP Financial Measure – Adjusted Net Investment Income below for a detailed description of this non-GAAP measure and a reconciliation from net investment income to Adjusted Net Investment Income. The Company uses this non-GAAP financial measure internally in analyzing financial results and believes that this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends for the Company.

Portfolio Review

The Company had debt and equity investments in 66 portfolio companies, with a total fair value of $482.3 million as of September 30, 2018, as compared to debt and equity investments in 71 portfolio companies, with a total fair value of $498.2 million, as of June 30, 2018. The Company’s portfolio consists primarily of first lien loans, representing 86.3% of the portfolio as of September 30, 2018, and 88.1% of the portfolio as of June 30, 2018. As of September 30, 2018, the weighted average contractual and effective yield on the Company’s debt and preferred equity investments was 9.7% and 9.7%, respectively, as compared to the weighted average contractual and effective yield of 9.9% and 10.0%, respectively, as of June 30, 2018. Portfolio yield is calculated only on the portion of the portfolio that has a contractual coupon and therefore does not account for dividends on equity investments (other than preferred equity).

2

Financial Review

Net investment income and Adjusted Net Investment Income for the quarter ended September 30, 2018 totaled $7.7 million, or $0.38 per share, compared to $7.9 million, or $0.39 per share, for the quarter ended June 30, 2018. The Company believes that Adjusted Net Investment Income is a consistent measure of the Company’s earnings. See Non-GAAP Financial Measure – Adjusted Net Investment Income discussion below. Investment income for the quarter ended September 30, 2018 totaled $13.8 million, compared to $14.8 million for the quarter ended June 30, 2018. The $1.0 million decrease during the quarter was primarily the result of a decline in interest and fee income, primarily due to a lower effective yield on the portfolio, including declines in the effective rate due to the placement of additional loans on non-accrual status, and reduced prepayment fee activity. Total expenses for the quarter ended September 30, 2018 totaled $6.1 million, compared to $6.9 million for the quarter ended June 30, 2018. The $0.8 million decrease during the quarter was primarily driven by a $1.0 million decrease in incentive fees. Incentive fees were limited due to the total return requirement during both periods presented. Please refer to the Company’s Form 10-Q for additional information of the incentive fee calculation and associated limitation.

Net gain (loss) was ($8.7) million for the quarter ended September 30, 2018, compared to ($3.6) million for the quarter ended June 30, 2018. The net loss during the quarter ended September 30, 2018 was primarily the result of realized losses on investments and net unrealized mark-to-market losses on investments in the portfolio during the quarter. During the quarter the Company experienced mark-to-market valuation declines on certain investments in the portfolio, most notably the Company’s investment in Rockdale Blackhawk, LLC. Please refer to the Company’s Form 10-Q for additional information concerning the Company’s investment in Rockdale Blackhawk, LLC. In addition, the Company sold its debt investments in Millennial Brands, LLC during the quarter. This position had been significantly marked down in previous periods and this quarter represented a shift of those losses from unrealized to realized.

Net increase (decrease) in net assets resulting from operations was ($1.0) million, or ($0.05) per share, for the quarter ended September 30, 2018, compared to $4.3 million, or $0.21 per share, for the quarter ended June 30, 2018. This decrease is primarily the result of net mark-to-market losses and the realization of losses on certain portfolio investments during the quarter. The Company’s NAV per share decreased to $12.95 per share at September 30, 2018 from $13.35 per share at June 30, 2018.

Liquidity and Capital Resources

At September 30, 2018, the Company had $4.0 million in cash, $5.9 million in restricted cash at Monroe Capital Corporation SBIC LP (“MRCC SBIC,” the Company’s wholly-owned SBIC subsidiary), $51.5 million of total debt outstanding on its revolving credit facility, $69.0 million of debt outstanding on its notes issued during the quarter, and $115.0 million in outstanding Small Business Administration (“SBA”) debentures. As of September 30, 2018, the Company had $148.5 million available for additional borrowings on its revolving credit facility.

SBIC Subsidiary

As of September 30, 2018, MRCC SBIC had $57.6 million in leverageable capital, $5.9 million in cash and $170.4 million in investments at fair value. Additionally, MRCC SBIC had $115.0 million in SBA-guaranteed debentures outstanding.

3

As of September 30, 2018, the Company has fully drawn all available debentures at MRCC SBIC. The SBA-guaranteed debentures are long-term, fixed rate financing with the advantage of being excluded from the Company’s 200% asset coverage test under the Investment Company Act of 1940.

2023 Notes

On September 12, 2018, the Company closed a public offering of $69.0 million in aggregate principal amount of senior unsecured notes (the “2023 Notes”). This resulted in net proceeds to the Company of approximately $66.4 million after deducting payment of underwriting discounts and commissions and estimated offering expenses payable by the Company. The 2023 Notes bear interest at a rate of 5.75% per annum and will mature on October 31, 2023. The 2023 Notes may be redeemed in whole or in part at any time, or from time to time, at the Company’s option on or after October 31, 2020. The Company used the proceeds from 2023 Notes to repay its revolving credit facility and intends to use the additional capacity under its revolving credit facility to facilitate portfolio growth.

MRCC Senior Loan Fund

The Company formed a joint venture with NLV Financial Corporation (“NLV”), the parent of National Life Insurance Company (“National Life”), to create MRCC Senior Loan Fund I, LLC (the “SLF”) during the fourth quarter of 2017. SLF invests primarily in senior secured loans to middle market companies in the United States. The Company and NLV have each initially committed $50.0 million of capital to the joint venture. As of September 30, 2018, SLF had a $100.0 million secured revolving credit facility with Capital One, N.A. (the “SLF Credit Facility”). On October 31, 2018, SLF closed an amendment to the SLF Credit Facility, increasing the commitments under the facility to $150.0 million. As of September 30, 2018, the Company had made net capital contributions of $25.2 million in SLF with a fair value of $26.3 million, as compared to net capital contributions of $17.9 million in SLF with a fair value of $18.7 million at June 30, 2018. During the quarter ended September 30, 2018, the Company received an income distribution from SLF of $0.6 million, compared to the $0.3 million received during the quarter ended June 30, 2018.

As of September 30, 2018, SLF had total assets of $142.1 million (including investments at fair value of $134.9 million), total liabilities of $89.5 million (including borrowings under the SLF Credit Facility of $81.4 million) and total members’ capital of $52.6 million. As of June 30, 2018, SLF had total assets of $98.6 million (including investments at fair value of $94.8 million), total liabilities of $61.2 million (including borrowings under the SLF Credit Facility of $56.4 million) and total members’ capital of $37.4 million.

4

Non-GAAP Financial Measure – Adjusted Net Investment Income

On a supplemental basis, the Company discloses Adjusted Net Investment Income (including on a per share basis) which is a financial measure that is calculated and presented on a basis of methodology other than in accordance with generally accepted accounting principles of the United States of America (“non-GAAP”). Adjusted Net Investment Income represents net investment income, excluding the net capital gains incentive fee and excise taxes. The Company uses this non-GAAP financial measure internally in analyzing financial results and believes that this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends for the Company. The management agreement with the Company’s advisor provides that a capital gains incentive fee is determined and paid annually with respect to realized capital gains (but not unrealized capital gains) to the extent such realized capital gains exceed realized and unrealized capital losses for such year. Management believes that Adjusted Net Investment Income is a useful indicator of operations exclusive of any net capital gains incentive fee as net investment income does not include gains associated with the capital gains incentive fee.

The following table provides a reconciliation from net investment income (the most comparable GAAP measure) to Adjusted Net Investment Income for the periods presented:

	For the quarter ended
	September 30, 2018		June 30, 2018
	Amount	Per Share Amount	Amount	Per Share Amount
	(in thousands, except per share data)
Net investment income	$7,726	$0.38	$7,906	$0.39
Net capital gains incentive fee	-	-	-	-
Excise taxes	-	-	-	-
Adjusted Net Investment Income	$7,726	$0.38	$7,906	$0.39

Adjusted Net Investment Income may not be comparable to similar measures presented by other companies, as it is a non-GAAP financial measure that is not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. In addition, Adjusted Net Investment Income should be considered in addition to, not as a substitute for, or superior to, financial measures determined in accordance with GAAP.

Third Quarter 2018 Financial Results Conference Call

The Company will host a webcast and conference call to discuss these operating and financial results on Wednesday, November 7, 2018 at 10:30 am ET. The webcast will be hosted on a webcast link located in the Investor Relations section of the Company’s website at http://ir.monroebdc.com/events.cfm. To participate in the conference call, please dial (877) 312-8807 approximately 10 minutes prior to the call. Please reference conference ID #6785683.

For those unable to listen to the live broadcast, the webcast will be available for replay on the Company’s website approximately two hours after the event.

For a more detailed discussion of the financial and other information included in this press release, please also refer to the Company’s Form 10-Q for the quarter ended September 30, 2018 to be filed with the Securities and Exchange Commission (www.sec.gov) on November 6, 2018.

5

MONROE CAPITAL CORPORATION
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except per share data)

	September 30, 2018	June 30, 2018
	(unaudited)	(unaudited)
ASSETS
Investments, at fair value:
Non-controlled/non-affiliate company investments	$399,792	$425,220
Non-controlled affiliate company investments	56,183	54,322
Controlled affiliate company investments	26,318	18,693
Total investments, at fair value (amortized cost of: $510,102 and $522,734, respectively)	482,293	498,235
Cash	3,969	2,779
Restricted cash	5,938	4,252
Interest receivable	6,382	7,239
Other assets	492	1,098
Total assets	499,074	513,603

LIABILITIES
Debt:
Revolving credit facility	51,536	125,496
2023 Notes	69,000	-
SBA debentures payable	115,000	115,000
Total debt	235,536	240,496
Less: Unamortized deferred financing costs	(6,721)	(4,462)
Total debt, less unamortized deferred financing costs	228,815	236,034
Interest payable	766	1,657
Unrealized loss on foreign currency forward contracts	58	-
Management fees payable	2,196	2,202
Incentive fees payable	-	990
Accounts payable and accrued expenses	2,450	2,012
Directors' fees payable	37	-
Total liabilities	234,322	242,895
Net assets	$264,752	$270,708

ANALYSIS OF NET ASSETS
Common stock, $0.001 par value, 100,000 shares authorized, 20,445 and 20,279 shares
issued and outstanding, respectively	$20	$20
Capital in excess of par value	288,844	286,651
Undistributed net investment income (accumulated distributions in excess of net investment income)	9,477	8,907
Accumulated net realized gain (loss)	(5,980)	(369)
Accumulated net unrealized gain (loss)	(27,609)	(24,501)
Total net assets	$264,752	$270,708
Net asset value per share	$12.95	$13.35

6

MONROE CAPITAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the quarter ended
	September 30, 2018	June 30, 2018
	(unaudited)
Investment income:
Interest income:
Non-controlled/non-affiliate company investments	$10,938	$11,788
Non-controlled affiliate company investments	1,815	1,751
Total interest income	12,753	13,539
Dividend income:
Non-controlled/non-affiliate company investments	288	265
Controlled affiliate company investments	550	350
Total dividend income	838	615
Fee income:
Non-controlled/non-affiliate company investments	188	583
Non-controlled affiliate company investments	-	83
Total fee income	188	666
Total investment income	13,779	14,820

Operating expenses:
Interest and other debt financing expenses	2,895	2,836
Base management fees	2,196	2,202
Incentive fees	-	990
Professional fees	260	302
Administrative service fees	327	322
General and administrative expenses	338	225
Directors' fees	37	37
Total expenses	6,053	6,914

Net investment income	7,726	7,906

Net gain (loss):
Net realized gain (loss):
Non-controlled/non-affiliate company investments	(1,414)	-
Non-controlled affiliate company investments	(4,186)	-
Foreign currency and other transactions	(11)	(9)
Net realized gain (loss)	(5,611)	(9)

Net change in unrealized gain (loss):
Non-controlled/non-affiliate company investments	(5,981)	(515)
Non-controlled affiliate company investments	2,396	(4,157)
Controlled affiliate company investments	275	260
Foreign currency and other transactions	202	795
Net change in unrealized gain (loss)	(3,108)	(3,617)

Total net gain (loss)	(8,719)	(3,626)

Net increase (decrease) in net assets resulting from operations	$(993)	$4,280

Per common share data:
Net investment income per share - basic and diluted	$0.38	$0.39
Net increase (decrease) in net assets resulting from operations per share - basic and diluted	$(0.05)	$0.21
Weighted average common shares outstanding - basic and diluted	20,417	20,244

7

Additional Supplemental Information:

The composition of the Company’s investment income was as follows (dollars in thousands):

	For the quarter ended
	September 30, 2018	June 30, 2018

Interest income	$12,022	$12,703
Dividend income	838	615
Fee income	188	666
Prepayment gain (loss)	450	312
Accretion of discounts and amortization of premiums	281	524
Total investment income	$13,779	$14,820

The composition of the Company’s interest expense and other debt financing expenses was as follows (dollars in thousands):

	For the quarter ended
	September 30, 2018	June 30, 2018

Interest expense - revolving credit facility	$1,347	$1,551
Interest expense - 2023 Notes	209	-
Interest expense - SBA-guaranteed debentures	984	970
Amortization of deferred financing costs	355	315
Total interest and other debt financing expenses	$2,895	$2,836

8

ABOUT MONROE CAPITAL CORPORATION
Monroe Capital Corporation is a publicly-traded specialty finance company that principally invests in senior, unitranche and junior secured debt and, to a lesser extent, unsecured debt and equity investments in middle-market companies. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation. The Company’s investment activities are managed by its investment adviser, Monroe Capital BDC Advisors, LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and an affiliate of Monroe Capital LLC. To learn more about Monroe Capital Corporation, visit www.monroebdc.com.

ABOUT MONROE CAPITAL LLC
Monroe Capital LLC (“Monroe”) is a private credit asset management firm specializing in direct lending and opportunistic private credit investing. Since 2004, the firm has provided private credit solutions to borrowers in the U.S. and Canada. Monroe’s middle market lending platform provides senior and junior debt financing to businesses, special situation borrowers, and private equity sponsors. Investment types include unitranche financings; cash flow, asset based and enterprise value based loans; and equity co-investments. Monroe is committed to being a value-added and user-friendly partner to business owners, senior management, and private equity and independent sponsors. The firm is headquartered in Chicago and maintains offices in Atlanta, Boston, Dallas, Los Angeles, New York, and San Francisco.

Monroe has been recognized by Creditflux as the 2018 Best U.S. Direct Lending Fund; Private Debt Investor as the 2017 Lower Mid-Market Lender of the Year; Global M&A Network as the 2017 Small Middle Markets Lender of the Year; M&A Advisor as the 2016 Lender Firm of the Year; and the U.S. Small Business Administration as the 2015 Small Business Investment Company (SBIC) of the Year. For more information, please visit www.monroecap.com.

FORWARD-LOOKING STATEMENTS
This press release may contain certain forward-looking statements. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

SOURCE:	Monroe Capital Corporation

Investor Contact:	Aaron D. Peck

Chief Investment Officer and Chief Financial Officer

Monroe Capital Corporation

(312) 523-2363

Email: apeck@monroecap.com

Media Contact:	Emily Stoermer

BackBay Communications

(617) 391-0801

Email: emily.stoermer@backbaycommunications.com

9